Exhibit 99.2

Defined terms included below shall have the same meaning as terms defined and included elsewhere in CBRE Acquisition Holdings, Inc. (“CBAH”) proxy statement/prospectus as filed with the Securities and Exchange Commission on November 5, 2021(“CBAH’s proxy statement/prospectus”).

Introduction

CBAH is providing this unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Merger. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CBAH, Altus, the Solar Project Companies, and the True Green Entities, adjusted to give effect to the Merger, Solar Acquisition, TrueGreen Acquisition, and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

CBRE Acquisition Holdings, Inc.

CBAH is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. CBAH was incorporated as a Delaware corporation on October 13, 2020. On December 15, 2020, CBAH consummated its initial public offering of 40,250,000 SAILSM securities at $10.00 per unit, generating gross proceeds of $402.5 million. Each unit consists of one CBAH Class A common stock and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). Simultaneously with the consummation of the CBAH IPO, CBAH completed the sale of 7,366,667 Private Placement Warrants at a purchase price of $1.50 per warrant to the Sponsor, generating gross proceeds of $11.1 million.

Of the $413.6 million in proceeds from the CBAH IPO and the sale of the Private Placement Warrants, $402.5 million was deposited in an interest-bearing U.S. based Trust Account (“Trust Account”). The funds in the Trust Account were invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Altus Power, Inc.

Altus develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community photovoltaic solar energy generation and storage systems for the purpose of producing and selling electricity to credit worthy counterparties under long-term offtake contracts. The solar energy facilities are owned by Altus in project specific limited liability companies. Refer to the section entitled “Information About Altus” within CBAH’s proxy statement/prospectus for more information.

The Solar Project Companies

The Solar Project Companies is a homogenous portfolio of sixteen solar energy facilities structured as limited liability companies for the purpose of directly or indirectly investing in entities that acquire, own, develop, construct, manage, and operate commercial solar facilities in a manner that qualifies for investment tax credits pursuant to Section 48 of the Internal Revenue Services. On December 22, 2020, a wholly-owned subsidiary of Altus acquired the Solar Project Companies from a third-party seller. Altus accounted for the acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020 based on their estimated fair value. The amounts of the Solar Project Companies’ operating activities for the period from December 22, 2020 through December 31, 2020 are included in Altus’s audited consolidated statement of operations for the year ended December 31, 2020. Refer to the Altus consolidated financial statements as of and for the year ended December 31, 2020 and the notes thereto included in CBAH’s proxy statement/prospectus for additional information on the acquisition.

The True Green Entities

The True Green Entities is a portfolio of 28 solar projects operating across seven U.S. states with a capacity of 79 MW. The True Green Entities were held by TGCOP HoldCo, LLC. On August 25, 2021, Altus acquired substantially all the assets of TGCOP HoldCo, LLC, excluding certain solar asset portfolio and solar panel inventory, from private equity funds managed by True Green Capital Management, LLC for total consideration of $197.4 million (“TrueGreen Acquisition”). Altus accounted for the acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on August 25, 2021 based on their estimated fair value. Refer to the audited and unaudited financial statements of TGCOP HoldCo, LLC included in the Current Report on Form 8-K filed on November 10, 2021 for additional information of TGCOP HoldCo, LLC. Refer to the Carve Out Adjustments included in Note 5 to this unaudited pro forma condensed combined financial information for additional information on the solar asset portfolio and solar panel inventory that were not acquired by Altus. Refer to the Altus unaudited consolidated financial statements as of and for the nine months ended September 30, 2021 and the notes thereto included in this Current Report on Form 8-K for additional information on the acquisition.

The Merger and Related Agreements

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of CBAH and the historical balance sheet of Altus on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical statement of operations of CBAH; the historical statement of operations of Altus; and the historical statement of operations of the True Green Entities, on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of CBAH; the historical statement of operations of Altus; the historical statement of operations of the Solar Project Companies; and the historical statement of operations of the True Green Entities, on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on January 1, 2020.

•

The impacts of the reorganization of Altus resulting from the Business Combination Agreement, including (i) Holdings’ distribution of its interest in Altus Common Stock to certain profit interest holders in Holdings (“2021 PI Holders”), with such distributed shares subject to the same vesting condition that existed on the Holdings units which the 2021 PI Holders held; (ii) Holdings’ liquidation and distribution of its remaining interest in Altus Common Stock ratably to Blackstone and APAM, after which Holdings ceases to exist; (iii) APAM’s distribution of its interest in Altus Common Stock as restricted stock to APAM members that hold unvested APAM equity in redemption of such members’ unvested APAM equity; and (iv) APAM’s liquidation and distribution of its remaining interest in Altus Common Stock to APAM’s members, after which APAM ceases to exist;

•

the impacts of the Merger, including the merger of CBAH Merger Sub I, Inc., a wholly-owned subsidiary of CBAH, with and into Altus, with Altus surviving the merger as a wholly-owned subsidiary of CBAH; and the merger of CBAH Merger Sub II, LLC, a wholly-owned subsidiary of CBAH, with and into Altus, with CBAH Merger Sub II, LLC surviving the merger as a wholly-owned subsidiary of CBAH;

•	the payment of $290.0 million in cash to Altus Series A Redeemable Preferred Stockholders in exchange for the redemption of 290,000 shares of Altus Series A Redeemable Preferred Stock;

•

the issuance of equity to existing Altus common stockholders for a total of 90,000,000 shares of CBAH Class A common stock using an exchange ratio of 87,464 shares of CBAH Class A common stock for each share of Altus Common Stock;

•

the impact of the (i) Class B Letter Agreement and the surrender of 603,750 Alignment Shares held by the Sponsor and CBAH’s officers and directors, and (ii) the recognition of the Alignment Shares as liability-classified derivatives within the unaudited pro forma condensed combined balance sheet upon reassessment of their accounting classification after closing of the Merger;

•

the impact of the PIPE Subscription Agreements, including the proceeds of $275 million from the issuance of 27,500,000 shares of CBAH Class A common stock to investors, of which 7,100,000 shares will be issued to the Sponsor Parties, under the No Redemption Scenario;

•

the impact of the Sponsor Subscription Agreement, including the proceeds of $150 million from the issuance of 15,000,000 shares of CBAH Class A common stock pursuant to the Sponsor’s Backstop Commitment;

•	the impact of giving effect to the Solar Acquisition as if it occurred on January 1, 2020; and

•	the impact of giving effect to the TrueGreen Acquisition, including Altus’s issuance of debt and Series A redeemable preferred stock to finance the transaction as if it occurred on January 1, 2020.

The Merger will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, CBAH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Altus.

Altus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the No Redemption Scenario and the Maximum Redemption Scenario:

•	Altus’s existing stockholders will have over 50% of the voting interest in the post-combination company;

•

the board of directors of the post-combination company will be comprised of one director designated by the holders of the CBAH Class B common stock (including the Sponsor), one director designated by Blackstone (an existing stockholder of Altus), one director designated by ValueAct Capital Management, L.P. and five additional directors to be determined by the existing Altus stockholders;

•

Altus’s management will hold all executive management roles (including the Chief Executive Officer and Chief Financial Officer, among others) of the post-combination company and will be responsible for the day-to-day operations;

•	the largest individual minority stockholder of the post-combination company will be an existing stockholder of Altus;

•	Altus has significantly more revenue-generating activities than CBAH, which are expected to comprise all of the activities conducted by the post-combination company; and

•	the objective of the Merger is to create an operating public company, with management continuing to use Altus’s platform and assets to grow the business under the name of Altus Power, Inc.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by CBAH public stockholders of shares of CBAH Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account:

No Redemption Scenario: This presentation assumes that (a) 90,000,000 shares of CBAH Class A common stock are issued to existing Altus shareholders, (b) no public stockholders of CBAH exercise their redemption rights, and (c) 27,500,000 shares of CBAH Class A common stock are issued as part of the PIPE Investment. This scenario assumes that the 40,250,000 public shares remain outstanding upon the completion of the Merger.

Maximum Redemption Scenario: This presentation assumes that (a) 90,000,000 shares of CBAH Class A common stock are issued to existing Altus shareholders, (b) stockholders holding the 40,250,000 public shares will exercise their redemption rights for their pro rata share of the funds in the Trust Account, and (c) 42,500,000 shares of CBAH Class A common stock are issued as part of the PIPE Investment, including 15,000,000 additional shares of CBAH Class A common stock purchased by the Sponsor, the maximum number of additional shares that the Sponsor agreed to purchase pursuant to the Sponsor PIPE Subscription Agreement (“Backstop Commitment”). The Business Combination Agreement provides that consummating the Merger is conditioned on CBAH having net tangible assets of at least $5,000,001. In addition, the Business Combination Agreement includes as a condition to closing the Merger that, at the Closing, CBAH will have a minimum of $425.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to CBAH Class A common stock redemptions and (ii) proceeds from the PIPE Investment, including any proceeds from the Sponsor’s Backstop Commitment. As the proceeds from the PIPE Investment and Backstop Commitment are expected to satisfy the minimum cash requirement, the total Trust Account balance of $402.5 million as of September 30, 2021 is reflected as being redeemed.

Description of the Merger

In connection with the Merger, 90,000,000 shares of CBAH Class A common stock valued at approximately $900 million will be issued to Altus stockholders based on the exchange ratio of approximately 87,464 shares of CBAH Class A common stock for each share of Altus Common Stock. The CBAH Class A common stock issued to Altus stockholders represents approximately 56.5% and 67.2% ownership in the combined company under the No Redemption Scenario and the Maximum Redemption Scenario, respectively.

As Altus has been determined to be the accounting acquirer in the Merger, the number and value of shares issued to Altus in conjunction with the Merger does not represent funding or consideration from an accounting standpoint. Instead, the change in Altus stockholders’ interest represents dilution of Altus stockholders’ interests resulting from the Altus issuance of stock in exchange for the net assets of CBAH.

As a result of the Merger, Altus stockholders are expected to relinquish 43.5% and 32.8% of their interest in Altus in exchange for Altus to receive approximately $678 million and $425 million in cash under the No Redemption Scenario and the Maximum Redemption Scenario, respectively.

The following summarizes the pro forma shares outstanding of the post-combination company under both the No Redemption and the Maximum Redemption Scenarios:

	No Redemption Scenario			Maximum Redemption Scenario
(in dollars, except share data)	Shares (1)	Ownership%	Voting Power % (2)	Shares (1)	Ownership%	Voting Power % (2)
Class A common stock
CBAH public shareholders (other than the PIPE Investors)	40,250,000	25.3%	25.8%	—	0.0%	0.0%
PIPE Investors (other than the Sponsor Parties)	20,400,000	12.8%	13.0%	20,400,000	15.2%	15.6%
Sponsor Parties (PIPE)	7,100,000	4.5%	4.5%	22,100,000	16.5%	16.9%
Current Altus Stockholders	90,000,000	56.5%	56.7%	90,000,000	67.2%	67.5%

Total Class A common stock	157,750,000	99.1%	100.0%	132,500,000	98.9%	100.0%
Class B common stock (Alignment Shares)
Sponsor Parties (3) (4)	1,352,400	0.8%	0.0%	1,352,400	1.0%	0.0%
Existing CBAH Directors (3) (4)	56,350	0.1%	0.0%	56,350	0.1%	0.0%

Total Class B common stock	1,408,750	0.9%	0.0%	1,408,750	1.1%	0.0%
Pro forma common stock at September 30, 2021	159,158,750	100.0%	100.0%	133,908,750	100.0%	100.0%

(1)

Excludes the shares of CBAH Class A common stock underlying Redeemable Warrants and Private Placement Warrants under both scenarios, as the warrants are not exercisable until the earlier of 30 days after the close of the Merger or one year from the closing of the IPO.

(2)

Excludes 1,671,320 shares of CBAH Class A restricted common stock that will be issued to holders of Altus Restricted Shares, as such unvested shares will not have voting rights. Excludes Alignment Shares designated as Class B common stock, as the shares will not include the right to vote on general matters submitted to holders of the common stock.

(3)

Reflects the number of Alignment Shares outstanding at the closing of the Merger after the surrender of 603,750 Alignment Shares pursuant to the Class B Letter Agreement. The Alignment Shares are expected to be accounted for as derivative liabilities after the close of the Merger. For additional information, refer to adjustment (N) within note 3 of the notes to the unaudited pro forma condensed combined financial information.

(4)

The Alignment Shares will convert into shares of Class A common stock over a measurement period of approximately seven years. The number of shares of Class A common stock issuable upon conversion over the seven-year measurement period is based on the performance of the post-combination company stock price, resulting in a possible range of 14,091 to 13,408,750 shares of Class A common stock under the No Redemption Scenario and 14,091 to 12,587,500 shares of Class A common stock under the Maximum Redemption Scenario. During the measurement period, all Alignment Shares will convert into Class A common stock and may dilute the ownership and voting interest of public stockholders, Altus stockholders, and PIPE Investors.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	As of September 30, 2021	As of September 30, 2021		No Redemption Scenario				Maximum Redemption Scenario
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined	Additional Transaction Accounting Adjustments			Pro Forma Combined
Assets:
Cash	$1,409	$34,273	$—	$402,519	(B	)	$371,494	$150,000	(L	)	$118,975
				(14,088)	(C	)		(402,519)	(M	)
				(290,000)	(F	)
				275,000	(H	)
				(8,114)	(I	)
				(29,505)	(J	)
Prepaid and other current assets	974	—	(974)				—	—			—
Due from related party	17	—	(17)				—	—			—
Current portion of restricted cash	—	3,110	—				3,110	—			3,110
Accounts receivable, net	—	11,556	—				11,556	—			11,556
Other current assets	—	9,254	991	(7,055)	(J	)	3,190	—			3,190

Total current assets	2,400	58,193	—	328,757			389,350	(252,519)			136,831
Assets held in Trust Account	402,519	—	—	(402,519)	(B	)	—	—			—
Restricted cash, noncurrent portion	—	1,794	—				1,794	—			1,794
Property, plant and equipment, net	—	727,672	—				727,672	—			727,672
Intangible assets, net	—	16,403	—				16,403	—			16,403
Goodwill	—	1,965					1,965				1,965
Other assets	—	3,868	—				3,868	—			3,868

Total assets	404,919	809,895	—	(73,762)			1,141,052	(252,519)			888,533

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	As of September 30, 2021	As of September 30, 2021		No Redemption Scenario				Maximum Redemption Scenario
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined	Additional Transaction Accounting Adjustments			Pro Forma Combined
Liabilities, redeemable noncontrolling interests, redeemable preferred stock and stockholder’s deficit
Franchise tax payable	134	—	(134)				—	—			—
Accrued expenses	5,014	—	(5,014)				—	—			—
Accounts payable	—	7,815	—				7,815	—			7,815
Interest payable	—	3,149	—				3,149	—			3,149
Purchase price payable	—	3,162	—				3,162	—			3,162
Current portion of long-term debt, net	—	27,686	—				27,686	—			27,686
Other current liabilities	—	4,011	5,148	(4,718)	(I	)	1,640	—			1,640
				(2,801)	(J	)

Total current liabilities	5,148	45,823	—	(7,519)			43,452	—			43,452
Deferred underwriting commission	14,088	—	—	(14,088)	(C	)	—	—			—
Sponsor promissory note	3,300	—	—	(3,300)	(E	)	—	—			—
Redeemable warrant liability	16,603	—	—	12,155	(D	)	32,058	—			32,058
				3,300	(E	)
Alignment shares liability	—	—	—	121,213	(N	)	121,213	(7,922)	(N	)	113,291
Long-term debt, net of current portion	—	503,630	—				503,630	—			503,630
Intangible liabilities, net	—	13,851	—				13,851	—			13,851
Asset retirement obligations	—	6,953	—				6,953	—			6,953
Deferred tax liability	—	9,268	—				9,268	—			9,268
Other long-term liabilities	—	5,699	—				5,699	—			5,699

Total liabilities	39,139	585,224	—	111,761			736,124	(7,922)			728,202

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	As of September 30, 2021	As of September 30, 2021		No Redemption Scenario				Maximum Redemption Scenario
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined	Additional Transaction Accounting Adjustments			Pro Forma Combined
Commitments and contingent liabilities
Class A common stock subject to possible redemption	402,519	—	—	(402,519)	(A	)	—				—
Redeemable noncontrolling interests	—	15,167	—				15,167				15,167
Series A redeemable preferred stock $0.01 par value	—	283,199	—	(283,199)	(F	)	—				—
Stockholders’ deficit
Preferred stock, $0.0001 par value	—	—	—				—				—
Class A common stock, $0.0001 par value	—	—	—	4	(A	)	16	2	(L	)	13
				9	(G	)		(5)	(M	)
				3	(H	)
Class B common stock, $0.0001 par value	—	—	—	—	(N	)	—				—
Common stock $1.00 par value	—	1	—	(1)	(G	)	—				—
Additional paid-in capital	—	3,159	—	402,515	(A	)	473,400	149,998	(L	)	228,806
				(12,155)	(D	)		(402,514)	(M	)
				(8)	(G	)
				274,997	(H	)
				(33,759)	(J	)
				(40,136)	(K	)
				(121,213)	(N	)		7,922	(N	)
Accumulated deficit	(36,739)	(97,284)	—	(6,801)	(F	)	(104,084)	—			(104,084)
				(3,396)	(I	)
				40,136	(K	)

Total stockholders’ deficit	(36,739)	(94,124)	—	500,195			369,332	(244,597)			124,735
Noncontrolling interests	—	20,429	—				20,429				20,429

Total deficit	(36,739)	(73,695)	—	500,195			389,761	(244,597)			145,164

Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and deficit	$404,919	$809,895	$—	$(73,762)			$1,141,052	$(252,519)			$888,533

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)

	For the nine months ended September 30, 2021			For the nine months ended September 30, 2021		No Redemption Scenario			Maximum Redemption Scenario
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	TrueGreen Acquisition Transaction Accounting Adjustments (Refer to Note 5)	Altus Power, Inc. (Adjusted for the TrueGreen Acquisition)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Operating revenues, net	$—	$50,222	$16,631	$66,853	$—			$66,853	$—		$66,853
Operating expenses
Operating expenses	7,537			—	(7,537)			—	—		—
Franchise tax expense	150	—		—	(150)			$—	—		—
Cost of operations (exclusive of depreciation and amortization shown separately below)		10,005	2,650	12,655	—			12,655	—		12,655
General and administrative		12,184	—	12,184	7,687	13,288	(DD)	$33,159	(1,894	) (DD)	31,265
Depreciation, amortization and accretion expense		14,167	5,460	19,627	—			19,627	—		19,627
Acquisition and entity formation costs		1,186		1,186	—			$1,186	—		1,186
Gain on fair value remeasurement of contingent consideration		(2,400)		(2,400)	—			(2,400)	—		(2,400)

Total operating expenses	7,687	35,142	8,110	43,252	—	13,288		64,227	(1,894)		62,333

Operating income (loss)	(7,687)	15,080	8,521	23,601	—	(13,288)		2,626	1,894		4,520
Other (income) expenses
Interest income earned on assets held in Trust Account	(18)			—	—	18	(AA)	—	—		—
Change in fair value of redeemable warrant liability	(2,113)			—	—	(1,967	) (BB)	(4,080)	—		(4,080)
Change in fair value of sponsor promissory note	300			—	—	(300	) (GG)	—	—		—
Change in fair value of Alignment Shares				—		(5,112	) (FF)	(5,112)	255	(FF)	(4,857)
Other expenses, net		838	(80)	758	—			758	—		758
Interest expense, net		13,962	3,150	17,112	—			17,112	—		17,112
Loss on extinguishment of debt		3,245		3,245	—			3,245			3,245

Total other (income) expense	(1,831)	18,045	3,070	21,115	—	(7,361)		11,923	255		12,178

Income (loss) before income tax (expense) benefit	(5,856)	(2,965)	5,451	2,486	—	(5,927)		(9,297)	1,639		(7,658)
Income tax benefit	—	1,497	(313)	$1,184	—	1,539	(EE)	2,723	(426	) (EE)	2,297

Net income (loss)	(5,856)	(1,468)	5,138	3,670	—	(4,388)		(6,574)	1,213		(5,361)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	—	(186)	98	$(88)	—	—		(88)	—		(88)

Net income (loss) attributable to common stockholder	$(5,856)	$(1,282)	$5,040	$3,758	$—	$(4,388)		$(6,486)	$1,213		$(5,273)

Class A Common Stock
Weighted average shares of common stock outstanding:
Basic								156,078,680			130,828,680
Diluted								160,182,393			134,585,206
Net income (loss) attributable to common stockholders per share:
Basic								$(0.04)			$(0.04)
Diluted								$(0.04)			$(0.04)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the period from October 13, 2020 (inception) to December 31, 2020	For the year ended December 31, 2020			For the year ended December 31, 2020		No Redemption Scenario				Maximum Redemption Scenario
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Solar Acquisition Transaction Accounting Adjustments (Refer to Note 4)	TrueGreen Acquisition Transaction Accounting Adjustments (Refer to Note 5)	Altus Power, Inc. (Adjusted for the Solar Acquisition and TrueGreen Acquisition)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined	Additional Transaction Accounting Adjustments			Pro Forma Combined
Operating revenues, net	$—	$45,278	$10,250	$23,424	$78,952		$—			$78,952	$—			$78,952
Operating expenses
Operating expenses	271				—	(271)				—	—			—
Franchise tax expense	26				—	(26)				—	—			—
Cost of operations		9,661	2,617	3,617	15,895					15,895	—			15,895
General and administrative		10,143	305	55	10,503	297	3,396	(CC	)	31,914				29,389
					—		17,718	(DD	)		(2,525)	(DD	)
Depreciation, amortization and accretion expense		11,932	4,043	8,481	24,456					24,456	—			24,456
Acquisition and entity formation costs		1,015	—	—	1,015					1,015	—			1,015

Total operating expenses	297	32,751	6,965	12,153	51,869	—	21,114			73,280	(2,525)			70,755

Operating income (loss)	(297)	12,527	3,285	11,271	27,083	—	(21,114)			5,672	2,525			8,197
Other (income) expenses
Interest income earned on assets held in Trust Account	(1)				—		1	(AA	)	—	—			—
Other expense (income), net		258	(497)	(47)	(286)					(286)	—			(286)
Interest expense, net		14,073	4,374	4,893	23,340					23,340	—			23,340
Change in fair value of redeemable warrant liability	2,205		—	—	—		1,124	(BB	)	3,329	—			3,329
Change in fair value of Alignment Shares			—	—	—		4,643	(FF	)	4,643	(142)	(FF	)	4,501

Total other (income) expense	2,204	14,331	3,877	4,846	23,054	—	5,768			31,026	(142)			30,884

Loss before income tax (expense) benefit	(2,501)	(1,804)	(592)	6,425	4,029	—	(26,882)			(25,354)	2,667			(22,687)
Income tax (expense) benefit	—	(83)	(361)	(1,364)	(1,808)		6,979	(EE	)	5,171	(692)	(EE	)	4,479

Net income (loss)	(2,501)	(1,887)	(953)	5,061	2,221	—	(19,903)			(20,183)	1,975			(18,208)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(8,680)	(13,467)	426	(21,721)					(21,721)	—			(21,721)

Net income (loss) attributable to common stockholder	$(2,501)	$6,793	$12,514	$4,635	$23,942	$—	$(19,903)			$1,538	$1,975			$3,513

Class A Common Stock
Weighted average shares of common stock outstanding:
Basic										156,078,680				130,828,680
Diluted										158,627,563				133,251,313
Net income (loss) attributable to common stockholders per share:
Basic										$0.01				$0.03
Diluted										$0.01				$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CBAH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Altus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Merger occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 present pro forma effects of the Merger as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s unaudited balance sheet as of September 30, 2021 and the related notes, included in CBAH’s Quarterly Report on Form 10-Q; and

•	Altus’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes, included in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included in CBAH’s Quarterly Report on Form 10-Q;

•	Altus’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, included in this Current Report on Form 8-K; and

•

the True Green Entities’ unaudited statement of operations for the six months ended June 30, 2021 and the related notes, included in the Current Report on Form 8-K filed on November 10, 2021. True Green Entities’ historical consolidated statement of operations for the period of July 1, 2021 to August 24, 2021 was derived from True Green Entities’ books and records.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s audited statement of operations for the period ended December 31, 2020 and the related notes, included in CBAH’s proxy statement/prospectus; and

•	Altus’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in CBAH’s proxy statement/prospectus;

•	the Solar Project Companies’ audited combined statement of operations for the period January 1, 2020 to December 21, 2020, included in CBAH’s proxy statement/prospectus; and

•	the True Green Entities’ audited statement of operations for the year ended December 31, 2020 and the related notes, included in the Current Report on Form 8-K filed on November 10, 2021.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that CBAH believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. CBAH believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of CBAH, Altus, the Solar Project Companies, and True Green Entities.

2.	Accounting Policies

Upon consummation of the Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Based on its initial analysis, however, management identified differences in the presentation of financial information between CBAH and Altus. Therefore, reclassification adjustments are made to conform the presentation of CBAH’s financial information to that of Altus, as shown in the unaudited pro forma condensed combined financial information under the “Reclassification Adjustments” column.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). CBAH has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted net income (loss) attributable to common stockholders per share presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Merger occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)

Reflects the conversion of 40,250,000 shares of CBAH Class A common stock subject to possible redemption and are classified as temporary equity to CBAH Class A common stock with a par value of $0.0001 and additional paid-in capital under the No Redemption Scenario.

(B)	Reflects the reclassification of $402.5 million of assets held in the Trust Account that will become available to fund the Merger.

(C)	Reflects the settlement of $14.1 million of CBAH’s deferred underwriting commissions that will become payable at closing of the Merger.

(D)

Reflects the reclassification of 7,366,667 Private Placement Warrants previously recognized as equity-classified share-based compensation awards to redeemable warrant liabilities upon closing of the Merger. As the holders of the awards will have no further service requirements after the closing of the Merger, the accounting classification of the Private Placement Warrants is re-assessed under the guidance and determined to be derivative liabilities measured at their fair value of $12.2 million. The fair value of the Private Placement Warrants is estimated based on the trading price of the Redeemable Warrants as of September 30, 2021. The preliminary fair value is estimated using the most reliable information available. The actual fair value could be materially different once the final valuation is determined at the Closing.

(E)

Reflects the settlement of the second amended and restated promissory note between CBAH and the Sponsor which becomes due upon closing of the Merger. Under the terms of the note agreement, the Sponsor has the option to settle the note in either cash or through a conversion into Private Placement Warrants at a ratio of one whole warrant per $1.50 in principal. As of September 30, 2021, the outstanding principal balance of the note was $3.0 million. Management expects the Sponsor to settle the note by converting to Private Placement Warrants, which will be exercisable 30 days after the closing of the Merger. Therefore, the pro forma adjustment reflects the issuance of 2,000,000 Private Placement Warrants measured at their fair value of $3.3 million. The fair value of the Private Placement Warrants is estimated based on the trading price of the Redeemable Warrants as of September 30, 2021. The preliminary fair value is estimated using the most reliable information available. The actual fair value could be materially different once the final valuation is determined at the Closing.

If the Sponsor elects to settle the note in cash, the settlement will result in a decrease in the pro forma combined cash balance by $3.0 million and the recognition of a $0.3 million gain on settlement of the loan. The settlement method of the note elected by the Sponsor may be different at the closing of the Merger.

(F)

Reflects Altus’s redemption of 290,000 shares of Altus Series A Redeemable Preferred Stock upon the closing of the Merger pursuant to the terms of the Business Combination Agreement, resulting in the payment of cash to Altus shareholders for the shares’ redemption value of $290 million. The $6.8 million difference between the carrying value of the Altus Series A Redeemable Preferred Stock as of September 30, 2021 and the redemption value will be accounted for as an adjustment to the carrying value of the Altus Series A Redeemable Preferred Stock through the accumulated deficit.

(G)

Represents the recapitalization of 1,029 shares of Altus Common Stock into 90,000,000 shares of CBAH Class A common stock based on the exchange ratio of 87,464 shares of CBAH Class A common stock for each share of Altus Common Stock.

(H)

Reflects the proceeds of $275.0 million from the issuance and sale of 27,500,000 shares of CBAH Class A common stock at $10.00 per share as part of the PIPE Investment pursuant to the terms of the PIPE Subscription Agreements under the No Redemption Scenario (excluding the impact of the Sponsor’s Backstop Commitment under the Maximum Redemption Scenario described in adjustment (L)).

(I)

Reflects the settlement of the total transaction costs estimated to be incurred by CBAH of approximately $8.7 million, including $5.3 million in transaction costs expensed in the historical CBAH statement of operations and accrued for in the historical CBAH balance sheet. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $8.1 million as $0.6 million of cash has been paid as of the pro forma balance sheet date. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (CC) below.

(J)

Reflects the settlement of the total equity issuance costs estimated to be incurred by Altus and the post-combination company of approximately $33.8 million, consisting of $7.1 million that has been capitalized as of September 30, 2021 and $26.7 million that is estimated to be incurred. Included in the $33.8 million of total equity issuance costs estimated to be incurred are $16.5 million in fees to be paid by the combined company to financial advisors and PIPE placement agents contingent upon closing of the Merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $29.5 million as $4.3 million has been paid as of the pro forma balance sheet date.

(K)

Reflects the reclassification of CBAH’s historical accumulated deficit, including the incremental adjustments to the accumulated deficit associated with the transaction costs described in adjustment (I) to additional paid-in capital.

(L)

Reflects the proceeds of $150.0 million from the issuance and sale of 15,000,000 shares of CBAH Class A common stock at $10.00 per share as part of the Sponsor’s Backstop Commitment. As the Maximum Redemption Scenario assumes 100% of the public shares are redeemed, this adjustment reflects the Sponsor’s purchase of the maximum number of shares required by the Backstop Commitment.

(M)

Reflects the maximum redemption of 40,250,000 public shares for aggregate redemption payments of $402.5 million allocated to CBAH Class A common stock and additional paid-in capital at a redemption price of $10.00 per share. The redemption price is calculated as $402.5 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 40,250,000 public shares subject to possible redemption.

(N)

Reflects (i) the surrender of 603,750 shares of Alignment Shares held by the Sponsor and CBAH’s officers and directors pursuant to the Class B Letter Agreement, and (ii) the reclassification of the remaining 1,408,750 Alignment Shares previously recognized as equity-classified share-based compensation awards to derivative liabilities upon closing of the Merger. As the holders of Alignment Shares will have no continuing service requirement after the closing of the Merger, the accounting classification of the Alignment Shares is re-assessed by the post-combination company. As the Alignment Shares will convert into a variable number of CBAH Class A common stock upon achieving certain triggering events, which include events that are not indexed to the common stock of the post-combination company, Alignment Shares are expected to be accounted for as derivative liabilities measured at their fair value.

The preliminary fair values of the Alignment Shares were estimated as of July 12, 2021 based on the terms of the third amended and restated certificate of incorporation. The valuation of the Alignment Shares uses a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates. The underlying assumptions used were the most reliable information available. The actual fair value of the Alignment Shares at closing of the Merger may deviate materially from the estimate used in this adjustment. After closing of the Merger, the Alignment Shares will be subsequently measured at their fair value with changes reflected in the statements of operations. The subsequent measurement of the Alignment Shares is included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021, as discussed in adjustment (FF) below.

Under the terms of the Alignment Shares, a separate tranche of 201,250 Alignment Shares will automatically convert into a variable number of CBAH Class A common stock shares on the last day of each measurement period, which will occur annually over seven fiscal years following consummation of the Merger. Therefore, by the end of the last measurement date in the seventh fiscal year, a total of 1,408,750 Alignment Shares will convert to CBAH Class A common stock. The initial measurement period commences on the date of the closing of the Merger and ends on the last date of the first fiscal quarter following the end of the fiscal year in which the Merger is consummated. The subsequent measurement periods are each of the six successive four-fiscal-quarter periods.

The number of shares of CBAH Class A common stock into which the Alignment Shares may convert is based upon the total return of the post-combination company’s outstanding equity, which is measured as the sum of (i) the volume weighted average price (“VWAP”) of CBAH Class A common stock for the final fiscal quarter in the relevant measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of CBAH Class A common stock, the record date for which is on or prior to the last day of the Measurement Period. Such total return will be evaluated against a price threshold, which will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the final fiscal quarter of the immediately preceding measurement period.

If such total return does not exceed the price threshold for the relevant measurement period, the 201,250 Alignment Share will convert into 2,013 shares of CBAH Class A common stock. Therefore, at minimum, assuming the share price of CBAH Class A common stock remains at $10.00 during the seven-year conversion period and no dividends or distributions are paid, the Alignment Shares would convert into an aggregate of 14,091 shares of CBAH Class A common stock. If the total return for a given measurement period exceeds the price threshold, the 201,250 Alignment Shares will convert into a greater number of shares of CBAH Class A common stock, as calculated in accordance with the terms of the third amended and restated certificate of incorporation.

The aggregate number of shares of CBAH Class A common stock issuable under the conversion terms is subject to a conversion cap determined as a percentage of the total number of issued and outstanding shares of CBAH Class A common stock at the closing of the Merger. The conversion cap percentage is set to be 8.5% but will increase to 9.5% if the Sponsor’s Backstop Commitment is greater than $100.0 million. Therefore, the conversion cap is expected to be at 8.5% of the total shares of CBAH Class A common stock outstanding at the closing of the Merger under the No Redemption Scenario, while under the Maximum Redemption Scenario, the conversion cap percentage is expected to be 9.5%. Based on the minimum number of conversion shares and the conversion cap, the number of shares of CBAH Class A common stock issuable upon conversion of the Alignment Shares over the seven-year conversion period is a possible range of 14,091 to 13,408,750 shares under the No Redemption Scenario and 14,091 to 12,587,500 shares under the Maximum Redemption Scenario.

Additionally, upon a change in control event, for the measurement period in which the event occurs, the 201,250 Alignment Shares will automatically convert into a variable number of CBAH Class A common stock shares depending on the number of shares of CBAH Class A common stock cumulatively issued upon conversion of Alignment Shares up until the date of the change in control event.

If the cumulative shares of CBAH Class A common stock already issued equals greater than 5% of the Applicable Closing Share Count (determined as the sum of 40,250,000 public shares less redemptions, 27,500,000 shares of CBAH Class A Common Stock issued in the PIPE, and the number of shares of CBAH Class A Common Stock issued in respect of the Backstop Commitment), the 201,250 Alignment Shares will convert into the greater of (i) 2,013 shares of CBAH Class A common stock and (ii) a variable number of shares based on the excess of the Total Return above the price threshold, with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period.

If the cumulative shares of CBAH Class A common stock already issued equals less than 5% of the Applicable Closing Share Count, the 201,250 Alignment Shares will convert into the greater of (i) 5% of the Applicable Closing Share Count less any shares of CBAH Class A common stock previously issued upon conversion of Alignment Shares and (ii) a variable number of shares based on the excess of the Total Return above the price threshold, with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period.

To the extent any remaining tranches of 201,250 Alignment Shares remain outstanding after the change in control event, all remaining tranches of 201,250 Alignment Shares will automatically convert into one share of CBAH Class A common stock.

Refer to the section entitled “Alignment Shares Conversion” within the section entitled “Description of CBAH’s Securities” within CBAH’s proxy statement/prospectus for a complete description and illustrative example of the Alignment Shares Conversion terms.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Represents the elimination of CBAH’s investment income related to the marketable securities held in the Trust Account.

(BB)

Reflects the loss recognized by the post-combination company for the year ended December 31, 2020 and the gain recognized for the nine months ended September 30, 2021 from the change in fair value of the Private Placement Warrants determined to be redeemable warrant liabilities in adjustment (D) above and the Private Placement Warrants issued to settle the promissory note in adjustment (E) above.

(CC)

Reflects the total estimated transaction costs for CBAH which will be expensed as incurred, but not yet recognized in the statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)

Reflects the recognition of $17.7 million and $15.2 million during the year ended December 31, 2020 in stock-based compensation expense resulting from the issuance of 8,858,958 and 7,596,458 time-based restricted stock units (“RSUs”) to the post-combination company’s chief executive officers under the Management Equity Incentive Letter under the No Redemption Scenario and Maximum Redemption Scenario, respectively. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 reflects the recognition of $13.3 million and $11.4 million in stock-based compensation expense under the No Redemption Scenario and Maximum Redemption Scenarios, respectively. The stock-based compensation expense associated with the awards is recognized based on a straight-line method over the five-year requisite service period.

In addition, in the event the second amended and restated promissory note between CBAH and the Sponsor as of the unaudited pro forma condensed combined balance sheet date is settled in cash as opposed to the conversion into Private Placement Warrants, as discussed in adjustment (E) above, the number of RSUs issued will decrease by 100,000 under both scenarios, resulting in a less than $0.2 million decrease in stock-based compensation expense during the year ended December 31, 2020 and nine months ended September 30, 2021.

(EE)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(FF)

Reflects the recognition of $4.6 million and $4.5 million in losses resulting from the change in fair value of the Alignment Shares determined to be derivative liabilities in adjustment (N) above during the year ended December 31, 2020 under No Redemption Scenario and the Maximum Redemption Scenario, respectively. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 reflects the recognition of $5.1 million and $4.9 million in gains under both the No Redemption Scenario and the Maximum Redemption Scenarios.

(GG)

Reflects the removal of the $0.3 million gain from the change in fair value of the Sponsor Promissory Note historically recognized by CBAH as the pro forma condensed combined financial information assumes the Sponsor Promissory Note will be converted into Private Placement Warrants upon closing of the Merger, as discussed in adjustment (E) above.

4.	Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information – Solar Acquisition

On December 22, 2020, a wholly-owned subsidiary of Altus acquired the Solar Project Companies from a third-party seller. Altus accounted for the acquisition under the acquisition method of accounting for business combinations where the purchase price of the company was allocated to the assets acquired and liabilities assumed based on their estimated fair values on December 22, 2020. The amounts of the Solar Project Companies’ operating activities for the period from December 22, 2020 through December 31, 2020 and the nine months ended September 30, 2021 are included in Altus’s audited and unaudited consolidated statement of operations for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively. The assets and liabilities of the Solar Project Companies as of September 30, 2021 are included in Altus’s unaudited consolidated balance sheet as of September 30, 2021.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 gives effect to the Solar Acquisition as if it had occurred on January 1, 2020 by adding the operational activities of the Solar Project Companies for the period of January 1, 2020 through December 21, 2020, adjusted for the fair value of the net assets acquired as of the acquisition date. The adjustment is presented as other transaction accounting adjustment to provide information that would be material to investors’ understanding of Altus and the Solar Project Companies as a combined entity.

	For the Period January 1, 2020 to December 21, 2020				For the Period January 1, 2020 to December 21, 2020
	The Solar Project Companies (Historical)	Reclassification Adjustments (Refer to Note 4)	Purchase Price Allocation Adjustments		The Solar Project Companies (Adjusted)
Revenue
Operating revenues, net	$—	$10,250	$—		$10,250
Net metering credits, net	1,737	(1,737)			—
Electricity sales, net	5,345	(5,345)			—
Renewable energy certificates	3,168	(3,168)			—

Total revenue	10,250	—	—		10,250
Operating expenses
Cost of operations	—	2,617			2,617
General and administrative	—	305			305
Depreciation, amortization and accretion expense	—	5,226	(4,729)	(4.a)	4,043
			4,067	(4.a)
			(466)	(4.b)
			(68)	(4.b)
			(31)	(4.c)
			44	(4.c)
Acquisition and entity formation costs	—	—			—
Property taxes	488	(488)			—
Insurance	217	(217)			—
Rent expense	366	(366)			—
Operations and maintenance fees	397	(397)			—
Asset management fees	302	(302)			—
Renewable energy certificates	154	(154)			—
Professional fees	299	(299)			—
Subscription management fees	205	(205)			—
General and administrative	305	(305)			—
Bad debt	189	(189)			—

Total operating expenses	2,922	5,226	(1,183)		6,965
Income from operations	7,328	(5,226)	1,183		3,285
Other (income) expenses
Other expense (income), net	—	(497)			(497)
Interest expense, net	—	4,583	(209)	(4.d)	4,374
Incentive income	(497)	497			—
Interest income	(60)	60			—
Interest expense	4,014	(4,014)			—
Depreciation expense	4,729	(4,729)			—
Amortization expense	466	(466)			—
Accretion Expense	31	(31)			—
Unrealized loss on swap fair value	629	(629)			—

Total other (income) expenses	9,312	(5,226)	(209)		3,877

Loss before income tax (expense) benefit	(1,984)	—	1,392		(592)
Income tax (expense) benefit	—	—	(361)	(4.e)	(361)

Net loss	(1,984)	—	1,031		(953)
Net loss attributable to redeemable noncontrolling interest	(13,539)	—	72	(4.f)	(13,467)

Net income attributable to manager members	11,555	—	959		12,514

Management identified differences in the presentation of financial information between the Solar Project Companies and Altus. Therefore, reclassification adjustments are made to conform the presentation of the Solar Project Companies’ financial information to that of Altus, as shown in “Reclassification Adjustments” column.

The other transaction accounting adjustments applied to the audited combined financial information of the Solar Project Companies for the period from January 1, 2020 through December 21, 2020 are as follows:

(4.a)

Reflects the removal of historical depreciation expense of the Solar Project Companies’ depreciable assets and recognition of new depreciation expense based on the fair value of the property, plant and equipment acquired by Altus and the remaining useful lives as of the acquisition date.

(4.b)

Reflects the removal of historical amortization expense of the Solar Project Companies’ definite-lived intangible assets and recognition of new amortization benefit based on the fair value of the net intangible liabilities acquired by Altus and the remaining useful lives as of the acquisition date.

(4.c)

Reflects the removal of historical accretion expense of the Solar Project Companies’ asset retirement obligations and recognition of new accretion expense based on the fair value of the asset retirement obligations acquired by Altus.

(4.d)	Reflects the removal of historical debt issuance costs amortized to interest expense as the outstanding debt of the Solar Project Companies was not assumed by Altus.

(4.e)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(4.f)	Reflects the pro forma adjustment for income attributable to noncontrolling interests in the Solar Project Companies resulting from the pro forma adjustments mentioned above.

5.	Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information – TrueGreen Acquisition

On August 25, 2021, Altus acquired the True Green Entities from private equity funds managed by True Green Capital Management, LLC for the total consideration of $197.4 million. Altus accounted for the acquisition under the acquisition method of accounting for business combinations where the purchase price of the True Green Entities was allocated to the assets acquired and liabilities assumed based on their estimated fair values on August 25, 2021. The assets and liabilities of the True Green Entities as of September 30, 2021 are included in Altus’s unaudited consolidated balance sheet as of September 30, 2021. In addition, the operating results of the True Green Entities’ operating activities for the period from August 25, 2021 through September 30, 2021 are included in Altus’s unaudited consolidated statement of operations for the nine months ended September 30, 2021.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the TrueGreen Acquisition as if it had occurred on January 1, 2020 by adding the operational activities of the True Green Entities for the year ended December 31, 2020 and the period from January 1, 2021 through August 24, 2021, adjusted for the fair value of the net assets acquired as of the acquisition date. The adjustment is presented as other transaction accounting adjustment to provide information that would be material to investors’ understanding of Altus and the True Green Entities as a combined entity.

The private equity funds of True Green Capital Management, LLC have qualified as investment companies pursuant to Accounting Standards Codification Topic 946, Financial Services—Investment Companies (“ASC 946”), and as a result, the Rule 3-05 financial statements for the True Green Entities are presented using specialized accounting methods applicable to investment companies. In accordance with investment-company accounting methods, the investments of the True Green Entities are reflected at fair value as opposed to historical cost less accumulated depreciation and impairments, if any. In addition, the True Green Entities’ statements of operations do not reflect revenues, expenses or other income from operations underlying the investments. Instead, the statements of operations reflect the change in fair value of the True Green Entities’ investments, whether realized or unrealized. Distributions from investments are recorded as dividend income when the distribution is from estimated taxable earnings and profits and as a return of capital when the distribution is in excess of estimated taxable earnings and profits. As the True Green Entities acquired by Altus will no longer be held by funds that qualify for investment-company accounting, the solar projects following the TrueGreen Acquisition will be accounted for using accounting policies and methods consistent with that of

Altus.

Refer to the “Significant Accounting Policies” footnote of Altus’s audited financial statements as of and for the year ended December 31, 2020 included in CBAH’s proxy statement/prospectus for a complete description of Altus’s accounting policies and methods.

	For the Period January 1, 2021 to August 24, 2021								For the Period January 1, 2021 to August 24, 2021
	TGCOP HoldCo, LLC (Historical)	Financing Adjustments			Carve Out Adjustments	Other Transaction Accounting Adjustments			TrueGreen Acquisition Transaction Accounting Adjustments
Operating revenues, net	$—	$—			$—	$16,631	(5.bb	)	$16,631
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	—	—			—	2,650	(5.bb	)	2,650
General and administrative	—	—			—	—			—
Depreciation, amortization and accretion expense	—	—			—	6,056	(5.cc	)	5,460
						(635)	(5.dd	)
						39	(5.ee	)

Total operating expenses	—	—			—	8,110			8,110
Operating income (loss)	—	—			—	8,521			8,521
Other (income) expenses
Other (income) expense, net	—	—			—	(80)	(5.bb	)	(80)
Interest (income) expense, net	—	3,128	(5.aa	)	—	22	(5.bb	)	3,150
Net change in unrealized gain	1,347	—			(5,593)	4,246	(5.bb	)	—

Total other (income) expenses	1,347	3,128			(5,593)	4,188			3,070

Income (loss) before income tax (expense) benefit	(1,347)	(3,128)			5,593	4,333			5,451
Income tax (expense) benefit	—	812	(5.gg	)	—	(1,125)	(5.gg	)	(313)

Net income (loss)	(1,347)	(2,316)			5,593	3,208			5,138
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(253)	(5.hh	)	—	351	(5.hh	)	98

Net income (loss) attributable to common stockholder	$(1,347)	$(2,063)			$5,593	$2,857			$5,040

	For the year ended December 31, 2020								For the year ended December 31, 2020
	TGCOP HoldCo, LLC (Historical)	Financing Adjustments			Carve Out Adjustments	Other Transaction Accounting Adjustments			TrueGreen Acquisition Transaction Accounting Adjustments
Operating revenues, net	$—	$—			$—	$23,424	(5.bb	)	$23,424
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	—	—			—	3,617	(5.bb	)	3,617
General and administrative	—	—			—	55	(5.bb	)	55
Depreciation, amortization and accretion expense	—	—			—	9,406	(5.cc	)	8,481
						(986)	(5.dd	)
						61	(5.ee	)

Total operating expenses	—	—			—	12,153			12,153
Operating income (loss)	—	—			—	11,271			11,271
Other (income) expenses
Other (income) expense, net	—	—			—	(47)	(5.bb	)	(47)
Interest (income) expense, net	—	4,858	(5.aa	)	—	35	(5.bb	)	4,893
Net change in unrealized gain	(2,016)	—			847	1,169	(5.bb	)	—

Total other (income) expenses	(2,016)	4,858			847	1,157			4,846

Income (loss) before income tax (expense) benefit	2,016	(4,858)			(847)	10,114			6,425
Income tax (expense) benefit	—	1,261	(5.ff	)	—	(2,626)	(5.ff	)	(1,364)

Net income (loss)	2,016	(3,597)			(847)	7,488			5,061
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(393)	(5.gg	)	—	819	(5.gg	)	426

Net income (loss) attributable to common stockholder	$2,016	$(3,204)			$(847)	$6,670			$4,635

Financing Adjustments

The financing adjustments applied to the pro forma condensed combined financial information are as follows:

(5.aa)

Reflects the recognition of interest expense associated with the additional debt drawn under the Rated Term Loan. Altus issued approximately $126.4 million in new debt under the Rated Term Loan to finance the TrueGreen Acquisition.

Carve Out Adjustments

The portfolio of True Green Entities acquired by Altus are held by TGCOP HoldCo, LLC. Included in the financial statements of TGCOP HoldCo, LLC are certain solar asset portfolios and solar panel inventory which were not acquired by Altus as part of the TrueGreen Acquisition. However, as Altus acquired substantially all the assets of TGCOP HoldCo, LLC, adjustment has been made in the pro forma financial information to eliminate the True Green Entities assets not acquired by Altus, as shown in the unaudited pro forma condensed combined financial information under the “Carve Out Adjustments” column.

Other Transaction Accounting Adjustments

The other transaction accounting adjustments applied to the statements of operations of the True Green Entities for the year ended December 31, 2020 and the period from January 1, 2021 through August 24, 2021 are as follows:

(5.bb)

Reflects the reconciliation of differences in accounting and reporting policies between Altus and TGCOP HoldCo, LLC. As TGCOP HoldCo, LLC meets the assessment of investment company status, TGCOP HoldCo, LLC followed the accounting and reporting guidance outlined in ASC 946. Therefore, a pro forma adjustment is made to unwind TGCOP HoldCo, LLC’s presentation under ASC 946 and align to the historical cost accounting and reporting policies of Altus.

(5.cc)	Reflects the recognition of new depreciation expense based on the fair value of the property, plant and equipment acquired by Altus and the remaining useful lives as of the acquisition date.

(5.dd)

Reflects the recognition of new amortization benefit based on the fair value of the intangible assets acquired and liabilities assumed by Altus and the remaining useful lives as of the acquisition date.

(5.ee)	Reflects the recognition of new accretion expense based on the fair value of the asset retirement obligations assumed by Altus and the remaining terms.

(5.ff)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(5.gg)

Reflects the pro forma adjustment for income attributable to noncontrolling interests in the True Green Entities resulting from the entities’ historical income and pro forma adjustments mentioned above.

6.	Net income (loss) attributable to common stockholders per share

Represents the net income (loss) attributable to common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2020. As the Merger and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net income (loss) attributable to common stockholders per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The pro forma net income (loss) attributable to common stockholders per share excludes per share data for the Alignment Shares, as the shares will be reclassified to derivative liabilities upon the consummation of the Merger. However, as the Alignment Shares include the rights to receive undistributed earnings along with common stock, the shares are treated as participating securities and the two-class method is applied.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of the CBAH Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account for the nine months ended September 30, 2021 and the year ended December 31, 2020:

	For the nine months ended September 30, 2021		For the year ended December 31, 2020
(in thousands, except share and per share data)	No Redemption Scenario	Maximum Redemption Scenario	No Redemption Scenario	Maximum Redemption Scenario
Pro forma net income (loss)	$(6,486)	$(5,273)	$1,538	$3,513
Income attributable to participating securities	58	56	(14)	(37)

Pro forma net income (loss) attributable to common stockholders	(6,428)	(5,217)	1,524	3,476
Class A Common Stock
Weighted average shares of common stock outstanding - basic (1)	156,078,680	130,828,680	156,078,680	130,828,680
Dilutive RSUs	2,436,214	2,089,026	885,896	759,646
Dilutive restricted stock	1,665,487	1,665,487	1,662,987	1,662,987
Dilutive conversion of Alignment Shares	2,013	2,013	—	—

Weighted average shares of common stock outstanding - diluted (2)	160,182,393	134,585,206	158,627,563	133,251,313
Net income (loss) attributable to common stockholders per share - basic	$(0.04)	$(0.04)	$0.01	$0.03
Net income (loss) attributable to common stockholders per share - diluted	$(0.04)	$(0.04)	$0.01	$0.03

(1)

Excludes 1,671,320 shares of CBAH Class A common stock provided to holders of Altus Restricted Shares. Such CBAH Class A common stock will be subject to the same vesting restrictions placed on the Altus Restricted Shares as in effect immediately prior to the Merger, including restrictions on dividends and voting rights. As the shares are still subject to vesting, they are excluded from basic weighted average shares of common stock outstanding.

(2)

Excludes 10,062,500 and 8,100,000 Redeemable Warrants and Private Placement Warrants, respectively, under the No Redemption and Maximum Redemption Scenarios. Of the Private Placement Warrants excluded, 733,333 Private Placement Warrants represent the warrants that are assumed to be issued at the closing of the Merger to settle the second amended and restated promissory note between CBAH and the Sponsor, as discussed in adjustment (E) above. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares under both scenarios.